Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-118178, 333-167305, 333-149724 and 333-175303) of American Electric Technologies, Inc. (formerly American Access Technologies, Inc.) of our report dated March 30, 2012 with respect to our audit of the consolidated financial statements of American Electric Technologies, Inc. as of and for the years ended December 31, 2011 and 2010, which appears in this Annual Report on Form 10-K.

/s/ Ham, Langston & Brezina, LLP

Houston, Texas

March 30, 2012